Exhibit 99.1

Marin Software Announces Updated Fourth Quarter 2018 Guidance

San Francisco, CA (December 17, 2018) – Marin Software Incorporated (Nasdaq: MRIN), a leading provider of digital marketing software for performance-driven advertisers and agencies, today announced that it has entered into a three-year revenue sharing agreement with Google to further develop Marin’s enterprise tech platform and software products.

Financial Outlook:

As a result of its agreement with Google, Marin is providing updated guidance for the fourth quarter of 2018 as follows:

Forward-Looking Guidance
In millions

	Range of Estimate
	From	To
Three Months Ending December 31, 2018
Revenues, net	$14.6	$15.1
Non-GAAP loss from operations	(2.9)	(2.4)

The agreement with Google extends through September 30, 2021, at which time the agreement may be terminated or renewed.  Future guidance from Marin will incorporate all expected revenues and reinvestments required under this agreement.

“This revenue sharing agreement with Google highlights the value of a strong, independent ecosystem that helps brands get the most out of their cross-channel marketing spend,” said Chris Lien, Chief Executive Officer of Marin. “With increased investment supported by Google, leading advertisers can expect to see even more search innovation from Marin to better help them achieve their advertising goals including harnessing the power of machine learning-based ad formats and other innovative placements.”

Non-GAAP loss from operations excludes the effects of stock-based compensation, amortization of internally developed software, intangible assets and deferred costs to obtain and fulfill contracts, impairment of goodwill and long-lived assets, capitalization of internally developed software, deferral of costs to obtain and fulfill contracts and non-recurring costs associated with restructurings.

Additionally, Marin does not reconcile its forward-looking non-GAAP loss from operations, due to variability between revenues and non-cash items such as stock-based compensation. Loss from operations includes stock-based compensation expense, which is affected by hiring and retention needs, as well as the future price of Marin’s stock. As a result, a reconciliation of the forward-looking non-GAAP loss from operations to loss from operations cannot be made without unreasonable effort.

About Marin Software

Marin Software Incorporated’s (Nasdaq: MRIN) mission is to give advertisers the power to drive higher efficiency and transparency in their paid marketing programs that run on the world’s largest publishers. Marin provides enterprise marketing software for advertisers and agencies to integrate, align, and amplify their digital advertising spend across the web and mobile devices. Offering a unified SaaS advertising management platform for search, social, and eCommerce advertising, Marin helps digital marketers convert precise audiences, improve financial performance, and make better decisions. Headquartered in San Francisco, with offices worldwide, Marin’s technology powers marketing campaigns around the globe. For more information about Marin Software, please visit: http://www.marinsoftware.com.

Non-GAAP Financial Measures

Marin uses a non-GAAP financial measure in this release. Marin uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to the corresponding GAAP measure in evaluating its ongoing operational performance. Marin believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s development of its search advertising platform and products, receipt of revenue share payments and reinvestment of a portion of such payments pursuant to its agreement with Google, Marin’s future search innovation to help advertisers achieve their advertising goals, and Marin’s future financial results, including its updated financial outlook for the fourth quarter of 2018. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our revenues from the agreement with Google; our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; delays in the release of updates to our product platform or new features; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; inability to adequately forecast our future revenues, expenses, Adjusted EBITDA, cash flows or other financial metrics; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; progress in our efforts to update our software platform; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform including those resulting from any updates we introduce to our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of December 17, 2018. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Investor Relations, Marin Software

ir@marinsoftware.com

Media Contact:

Wesley MacLaggan

Marketing, Marin Software

(415) 399-2586

press@marinsoftware.com